Exhibit 10.23
NINTH AMENDMENT TO THE
EXTANT, INC. 401(k) PLAN
WHEREAS, Dynegy Inc., a Delaware corporation (“Dynegy”), maintains the Extant, Inc. 401 (k) Plan (the “Plan”) for the benefit of the eligible employees of certain participating companies; and
WHEREAS, Dynegy desires to amend the Plan to add certain provisions of the Pension Protection Act of 2006 relating to nonspouse beneficiary rollovers and Roth IRA rollovers.
NOW, THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is, amended as follows, effective January 1, 2008:
I.
Section 1.1(12) of the Plan is amended by adding a sentence at the end thereof to provide as follows:
“Notwithstanding the previous sentence, Distributee shall also include a nonspouse beneficiary, but only with regard to the interest of such individual under the Plan.”
II.
Section 1.1(14) of the Plan is amended in its entirety to provide as follows:
“(14) Eligible Retirement Plan: Any of (A) an individual retirement account described in section 408(a) of the Code, (B) an individual retirement annuity described in section 408(b) of the Code, (C) an annuity plan described in section 403(a) of the Code, (D) a qualified plan described in section 401(a) of the Code, which under its provisions does, and under applicable law may, accept a Distributee’s Eligible Rollover Distribution, (e) an annuity contract described in section 403(b) of the Code, (F) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for the amounts transferred into such plan from the Plan, and (g) a Roth IRA described in section 408A(b) of the Code. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.
Notwithstanding the foregoing, in the case of an Eligible Rollover Distribution to a beneficiary who is a designated beneficiary as defined in section 401(a)(9)(E) of the Code and is not a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity that is treated as an inherited account under section 402(c)(l1) of the Code.”

IN WITNESS WHEREOF, the undersigned has caused this Ninth Amendment to the Plan to be executed on the date indicated below, to be effective January 1, 2008.

DYNEGY INC. a Delaware corporation

By: Title:	/s/ Julius Cox Chairman, Dynegy Inc. Benefit Plans Committee
Date:	December 4, 2007

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